Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 06-04
Dev Ghose Stuart Blackie (206) 624-8100

Media Contact

Alan Oshiki

Broadgate Consultants, Inc.

(212) 232-2354

SHURGARD ANNOUNCES FIRST QUARTER RESULTS

SEATTLE, WASHINGTON, May 10, 2006 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust in the United States and Europe, today announced results for the quarter ended March 31, 2006. Net income to common shareholders for the quarter was $2.0 million ($0.04 per share), compared to $2.2 million ($0.05 per share) in the first quarter of 2005. However, earnings for the first quarter of 2005 were largely driven by a reported gain on property sales of $6.4 million. Funds from operations (FFO) attributable to common shareholders for the first quarter of 2006 were $24.6 million ($0.51 per share), compared to $15.5 million ($0.33 per share) for the first quarter of 2005. The substantial increase in FFO is primarily attributable to strong revenue growth in both the Company’s domestic and European portfolios along with reductions achieved in operating and general and administrative costs. Of the 643 properties in Shurgard’s global portfolio, the 585 stores classified in the Same Store group generated a combined increase in revenue and net operating income (NOI) after leasehold and indirect expenses (at constant exchange rates) in excess of 10% and 20%, respectively, for the first quarter of 2006, compared to the first quarter of 2005.

FFO in the first quarter of 2006 benefited from an $11.9 million, or 22%, improvement ($0.25 per share) in NOI after leasehold and indirect expenses from all stores, compared to the first quarter of 2005. There was also a net positive swing in foreign currency exchange and derivative fluctuations (net of minority interest share) of approximately $3.7 million ($0.08 per share) from the first quarter of 2005 to the first quarter of 2006. Partially offsetting these gains were increases in interest expense of $5.3 million ($0.11 per share) due to higher borrowings and interest rates, and costs incurred in the first quarter of 2006 associated with the Company’s proposed merger with Public Storage, Inc. totaling $1.5 million ($0.03 per share). As previously disclosed, on March 6, 2006, Shurgard entered into a merger agreement with Public Storage that contemplates that Shurgard will be merged with and into a subsidiary of Public Storage. A copy of the merger agreement is filed with Shurgard’s current report on Form 8-K dated March 7, 2006.

Operating Results

Compared to the first quarter of 2005 and at constant exchange rates, combined domestic and European Same Store revenue for the first quarter of 2006 increased by $11.4 million (or 10.5%) to $119.7 million from $108.3 million, and NOI after indirect and leasehold expenses increased by $11.3 million (or 20.6%) to $66.1 million from $54.8 million.

The 462 stores in the Company’s domestic Same Store segment generated a 7.9% increase in revenue and a 10.7% increase in NOI after leasehold and indirect expenses in the first quarter of 2006, compared to the first quarter of 2005, due primarily to a 6.5% increase in rental rates and moderated expense growth. At constant exchange rates, the 123 stores in the European Same Store segment in the first quarter of 2006 generated an 18.4% increase in revenue and a 74% increase in NOI after leasehold and indirect expenses, compared to the same quarter in 2005. Most of the European Same Store revenue growth came from broad gains in occupancy, which averaged 80% in the first quarter of 2006 compared to 68% in the first quarter of 2005. The substantial year-over-year improvement in NOI after leasehold and indirect expenses was additionally due to significant reductions in indirect operating expenses. When the 27 most recent additions to the European Same Store pool are excluded from this analysis, the remaining 96 stores in the pool generated growth in revenue and NOI after leasehold and indirect expenses of approximately 14% and 47%, respectively.

Shurgard’s Chief Executive Officer, David K. Grant, commented “We are very pleased with the continued improvement in operating results from both our domestic and European portfolios. The trend in revenue growth experienced during the first quarter has continued through April and industry demand appears to be remaining solid across most markets. At the same time the substantial drop in our operating costs in Europe is evidence that our restructuring plan put in place last summer is bearing fruit. While we are working with our counterparts at Public Storage on the companies’ integration plan our people have continued to maintain their focus on our core business.”

Portfolio

As of March 31, 2006, Shurgard operated an international network of 656 operating properties containing approximately 41 million net rentable square feet. The total includes 484 owned, partially-owned or leased storage centers and 13 storage centers managed for third parties in the United States and 159 owned or partially-owned storage centers in Europe.

In the first quarter of 2006, the Company acquired ten storage centers in Europe, all in France. As previously announced, in January the Company acquired a business which operates nine stores, consisting of 343,000 net rentable square feet, for approximately $47.4 million, although one of the acquired stores is being held for resale. Additionally, the Company acquired a storage center in Marseilles, France on March 31, 2006, consisting of 47,000 net rentable square feet, for $3.1 million. These acquisitions brought the Company’s New Store portfolio to a total of 57 properties, representing an investment of $327 million, or 10% of the total portfolio. NOI after leasehold and indirect expenses for this group was approximately at breakeven for the first quarter of 2006.

As of March 31, 2006, the Company had 21 new storage centers or major redevelopment projects under construction or pending construction (fifteen in the United States and six in Europe) for an estimated total cost at completion of approximately $145 million.

Proposed Merger with Public Storage, Inc.

On April 20, 2006, Public Storage filed a registration statement on Form S-4 with the SEC related to the common stock to be issued by Public Storage in connection with the merger and containing a joint proxy statement seeking the approvals necessary by our respective common stockholders to consummate the merger. As disclosed by Public Storage on their earnings call on May 5, 2006, the SEC’s decision to review the registration statement will likely delay the closing date of the proposed merger into the third quarter.

Supplemental Information

Copies of this press release and supplemental tables relating to the quarter ended March 31, 2006 will be available on the Company’s website at http://www.shurgard.com/ir or by request at (206) 624-8100. The Company will host a conference call to discuss first quarter results on Thursday, May 11, 2006, at 10:00 am (Pacific). The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company’s website. The call is also available live on a listen-only basis by dialing (866) 250-4375 (US & CN callers) and (303) 262-2050 (international callers). A taped replay of the conference call will be available via the Internet address listed above, or via telephone until May 18, 2006, at (800) 405-2236 (US & CN callers) and (303) 590-3000 (international callers) access code 11060821#.

*   *   *

The Company uses FFO in addition to net earnings to report its operating results. The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts as interpreted by the Securities and Exchange Commission. Accordingly, FFO is defined as net earnings (computed in accordance with U.S. GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. The Company believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The Company believes that the values of real estate assets fluctuate due to market conditions. The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of the Company’s financial performance. A reconciliation of U.S. GAAP net income to FFO is included in the tables attached to this release.

Although net operating income (NOI) is a non-U.S. GAAP measure, the Company believes it is a meaningful measure of operating performance as a supplement to net income because the Company relies on NOI for purposes of making decisions with respect to resource allocations, current property values, segment performance, and comparing period-to-period and market-to-market property operating results. NOI is defined as storage center operations revenues less direct operating and real estate tax expense for each of the Company’s properties. A reconciliation of Same Store and New Store NOI to income (loss) from continuing operations is provided in the tables attached to this release and in supplemental tables posted to our website at http://www.shurgard.com/ir.

This release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities Exchange Act of 1934 as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. These statements are only predictions and are inherently uncertain. The Company’s actual results may differ significantly from its expectations due to uncertainties, including the risk that:

•	the Company may encounter difficulties in realizing the proposed merger with Public Storage, Inc. and integrating the two companies; Shurgard or Public Storage may fail to obtain approval of the transaction by their respective shareholders or to satisfy other closing conditions to the transaction;

•	changes in economic conditions in the markets in which the Company operates or competition from new self-storage facilities or other storage alternatives may cause a decline in rent or occupancy rates or delays in rent-up of newly developed properties;

•	new developments could be delayed or reduced by zoning and permitting requirements outside of the Company’s control, increased competition for desirable sites, construction delays due to weather, unforeseen site conditions, labor shortages, personnel turnover or scheduling problems with contractors, subcontractors or suppliers;

•	the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses;

•	tax law changes may change the taxability of future income;

•	increases in interest rates or changes to our credit ratings may increase the cost of refinancing long-term debt;

•	alternatives for funding the Company’s business plan may be impaired by economic uncertainty due to war or terrorism;

•	Shurgard Self Storage SCA, the Company’s wholly-owned European subsidiary, may be adversely affected if it is unable to find adequate sites to complete the targeted number of developments in its Second Shurgard joint venture;

•	the Company may not maintain compliance with its debt covenants; and

•	the Company may be adversely affected by legislation or changes in regulations.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 20, 2006. Forward-looking statements are based on estimates as of the date of this release. Except as required by law, we disclaim any obligation to publicly update these forward-looking statements reflecting new estimates, events or circumstances after the date of this release.

INDEX of TABLES TO FOLLOW:

Table 1.	Condensed Consolidated Statements of Income for the three months ended March 31, 2006 and 2005.

Table 2.	Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005.

Table 3.	FFO Reconciliation for the three months ended March 31, 2006 and 2005.

Table 4.	Segment Totals for the three months ended March 31, 2006 and 2005.

Table 5.	Reconciliation of Segment NOI to income from continuing operations for the three months ended March 31, 2006 and 2005.

Table 6.	Segment exchange rate differences for the three months ended March 31, 2005.

Table 7.	Split of FFO between Shurgard Europe and Shurgard U.S. for the three months ended March 31, 2006.

Table 8.	Earnings Per Share for the three months ended March 31, 2006 and 2005.

Table 9.	Segment key investment and operating data for the three months ended March 31, 2006.

Table 10.	Segment key operating data for the three months ended March 31, 2005.

Table 11.	Summary of Operating Self-Storage Properties as of March 31, 2006.

Table 12.	Domestic Same Store Results for the three months ended March 31, 2006 and 2005.

Table 13.	Europe Same Store Results for the three months ended March 31, 2006 and 2005.

Table 14.	European Development Performance Vintage Analysis (in dollars) for the three months ended March 31, 2006 and 2005.

Table 15.	European Development Performance Vintage Analysis (in euros) for the three months ended March 31, 2006 and 2005.

Table 16.	Foreign Exchange Translation for the three months ended March 31, 2006 and 2005.

Table 17.	Store Asset Values and Operating Information Schedule for the three months ended March 31, 2006.

Table 1: SHURGARD STORAGE CENTERS, INC.

OPERATING RESULTS (unaudited)

Condensed Consolidated Statements of Income for the three months ended March 31, 2006 and 2005

(in thousands except per share data)

	Three months ended March 31,
	2006	2005
Revenue
Storage center operations	$126,768	$112,238
Other	842	1,386

Total revenue	127,610	113,624

Expenses
Operating	61,094	59,078
Real estate development	1,670	2,930
Depreciation and amortization	25,923	23,344
Impairment losses and abandoned project expense	545	323
General, administrative and other	7,453	8,029

Total storage center expenses	96,685	93,704

Income from operations	30,925	19,920

Other income (expense)
Costs related to proposed merger	(1,465)	—
Interest expense	(29,404)	(24,125)
Gain (loss) on derivatives, net	691	(359)
Foreign exchange gain (loss)	125	(3,848)
Interest income and other, net	405	960

Other expense, net	(29,648)	(27,372)

Income (loss) before equity in earnings of other real estate investments, net, minority interest and income taxes	1,277	(7,452)
Minority interest	3,933	6,110
Equity in earnings of other real estate investments, net	—	21
Income tax expense	(19)	(10)

Income (loss) from continuing operations	5,191	(1,331)
Discontinued operations
Income from discontinued operations	68	164
Gain on sale of discontinued operations	—	6,423

Discontinued operations	68	6,587
Cumulative effect of change in accounting principle	(200)	—

Net income	5,059	5,256
Net income allocation
Preferred stock dividends and other	(3,037)	(3,042)

Net income available to common shareholders	$2,022	$2,214

Basic per share amounts:
Income (loss) from continuing operations available to common shareholders	$0.04	$(0.09)
Total discontinued operations	—	0.14
Cumulative effect of change in accounting principle	—	—

Net income available to common shareholders per share	$0.04	$0.05

Diluted per share amounts:
Income (loss) from continuing operations available to common shareholders	$0.04	$(0.09)
Discontinued operations	—	0.14
Cumulative effect of change in accounting principle	—	—

Net income available to common shareholders per share	$0.04	$0.05

Distributions per common share	$0.56	$0.55

Table 2: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET

Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005

(in thousands except share and per share data)

	March 31, 2006	December 31, 2005
ASSETS:	(unaudited )
Storage centers:
Operating storage centers	$3,316,120	$3,244,258
Less accumulated depreciation	(576,875)	(552,171)

Operating storage centers, net	2,739,245	2,692,087
Construction in progress	88,349	67,073
Properties held for sale	3,783	6,774

Total storage centers	2,831,377	2,765,934

Cash and cash equivalents	36,616	39,778
Restricted cash	2,876	4,972
Goodwill	27,440	27,440
Other assets	125,071	119,248

Total assets	$3,023,380	$2,957,372

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and other liabilities	$143,136	$181,435
Lines of credit	620,700	583,500
Notes payable	1,322,780	1,275,720

Total liabilities	2,086,616	2,040,655

Minority interest	138,983	116,365
Commitments and contingencies
Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 47,251,336 and 47,041,680 shares issued and outstanding, respectively	47	47
Additional paid-in capital	1,150,041	1,142,288
Accumulated deficit	(483,856)	(459,586)
Accumulated other comprehensive (loss) income	366	(13,580)

Total shareholders’ equity	797,781	800,352

Total liabilities and shareholders’ equity	$3,023,380	$2,957,372

Table 3: SHURGARD STORAGE CENTERS, INC.

FUNDS FROM OPERATIONS (unaudited)

FFO Reconciliation for the three months ended March 31, 2006 and 2005

(in thousands except per share data)

	Three months ended March 31,
	2006	2005
Net income (1)	$5,059	$5,256
Depreciation and amortization (2)	22,271	19,723
Loss (gain) on sale of operating properties	82	(6,423)
Cumulative effect of change in accounting principle	200	—

FFO	27,612	18,556
Preferred dividends and other	(3,037)	(3,042)

FFO attributable to common shareholders - Diluted	$24,575	$15,514

Weighted-average number of basic shares	46,955	46,514
Effect of dilutive stock based awards	1,228	673

Weighted-average number of diluted shares	48,183	47,187

FFO per share - Diluted	$0.51	$0.33

Distributions per common share	$0.56	$0.55

(1) Net income includes the following:

	Q1 2006	Q1 2005
Foreign exchange gain (loss)	125	(3,848)
Costs related to proposed merger	(1,465)	—

(2)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 4: SHURGARD STORAGE CENTERS, INC.

SEGMENT TOTALS (unaudited)

Segment Totals for the three months ended March 31, 2006 and 2005

(in thousands)

Three months ended March 31, 2006	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$87,583	$3,548	$32,123	$3,514	$98	$(98)	$126,768
Direct operating expense	30,601	1,580	13,923	4,003	30	(30)	50,107

Net operating income	56,982	1,968	18,200	(489)	68	(68)	76,661

Indirect expense	4,755	227	2,637	857	—	—	8,476
Leasehold expense	1,002	163	654	317	—	—	2,136

Indirect and leasehold expense	5,757	390	3,291	1,174	—	—	10,612

Net operating income (loss) after indirect and leasehold expense	$51,225	$1,578	$14,909	$(1,663)	$68	$(68)	$66,049

Three months ended March 31, 2005	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$81,141	$651	$29,717	$721	$428	$(420)	$112,238
Direct operating expense	29,351	539	15,209	1,653	187	(169)	46,770

Net operating income	51,790	112	14,508	(932)	241	(251)	65,468

Indirect expense	4,399	92	4,507	576	36	(35)	9,575
Leasehold expense	1,129	35	602	—	—	—	1,766

Indirect and leasehold expense	5,528	127	5,109	576	36	(35)	11,341

Net operating income (loss) after indirect and leasehold expense	$46,262	$(15)	$9,399	$(1,508)	$205	$(216)	$54,127

Table 5: SHURGARD STORAGE CENTERS, INC.

RECONCILIATION OF SEGMENT NOI TO INCOME FROM CONTINUING OPERATIONS (unaudited)

Reconciliation of Segment NOI to income from continuing operations for the three months ended March 31, 2006 and 2005

(in thousands)

	Three months ended March 31,
	2006	2005
NOI after indirect and leasehold expense	$66,049	$54,127
Other revenue	842	1,386
Other operating expense, net	(375)	(967)
Real estate development expense	(1,670)	(2,930)
Depreciation and amortization	(25,923)	(23,344)
Impairment and abandoned project expense	(545)	(323)
General, administrative and other	(7,453)	(8,029)
Costs related to proposed merger	(1,465)	—
Interest expense	(29,404)	(24,125)
Gain (loss) on derivatives, net	691	(359)
Foreign exchange gain (loss)	125	(3,848)
Interest income and other, net	405	960
Minority interest	3,933	6,110
Equity in earnings of other real estate investments, net	—	21
Income tax expense	(19)	(10)

Income (loss) from continuing operations	$5,191	$(1,331)

Table 6: SHURGARD STORAGE CENTERS, INC.

SEGMENT EXCHANGE RATE DIFFERENCES (unaudited)

Segment exchange rate differences for the three months ended March 31, 2005

(in thousands)

Three months ended March 31, 2005	Europe New Store (1)	Exchange Difference	Total (2)
Segment revenue	$661	$60	$721
Direct operating and real estate tax expense	1,517	136	1,653

NOI	(856)	(76)	(932)
Leasehold expense	—	—	—

NOI after leasehold expense	(856)	(76)	(932)
Indirect operating expense	528	48	576

NOI after indirect and leasehold expense	$(1,384)	$(124)	$(1,508)

Three months ended March 31, 2005	Europe Same Store (1)	Exchange Difference	Total (2)
Segment revenue	$27,134	$2,583	$29,717
Direct operating and real estate tax expense	13,889	1,320	15,209

NOI	13,245	1,263	14,508
Leasehold expense	548	54	602

NOI after leasehold expense	12,697	1,209	13,906
Indirect operating expense	4,131	376	4,507

NOI after indirect and leasehold expense	$8,566	$833	$9,399

(1)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the first quarter of 2006 for the purpose of comparison with 2005 results. See exchange rates at Table 16.

(2)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the first quarter of 2005 for the purpose of reconciliation with the 2005 Condensed Consolidated Financial Statements. See exchange rates at Table 16.